Exhibit 99.1

Teleflex ®	NEWS

155 South Limerick Road, Limerick, PA 19468 USA — Phone: 610-948-5100 — Fax: 610-948-0811

Contact:Julie McDowell Vice President, Corporate Communications 610-948-2836

FOR IMMEDIATE RELEASE	April 26, 2006

TELEFLEX ANNOUNCES FIRST QUARTER 2006 RESULTS
Income from Continuing Operations up 17%
Core Revenue Growth 4%
Announces Dividend Increase of 14%

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today reported financial results for the first quarter ended March 26, 2006. Revenues from continuing operations were $632.2 million, up 1 percent from $623.6 million in the first quarter of 2005. Core growth of 4 percent in the quarter was substantially offset by currency translation. Income from continuing operations for the first quarter was $29.0 million or 71 cents per diluted share, an increase of 17 percent when compared to $24.9 million or 61 cents per diluted share in the prior year quarter. Excluding special charges, gain on sale of assets and stock option expense, income from continuing operations for the first quarter was $32.9 million or 81 cents per diluted share. This compares with income from continuing operations excluding special charges in the first quarter of 2005 of $31.1 million or 76 cents per diluted share.

Special charges related to restructuring during the first quarter of 2006 were $4.5 million pre-tax or 7 cents per diluted share, and the gain on sale of assets for the quarter was $0.6 million pre-tax or 1 cent per diluted share. Stock option expense for the first quarter of 2006 was $1.6 million pre-tax or 3 cents per diluted share. Special charges in the first quarter of 2005 were $9.3 million pre-tax or 15 cents per diluted share.

Cash flow from continuing operations for the first quarter of 2006 was $36.0 million compared to $62.4 million realized in the first quarter of 2005.

Jeffrey P. Black, president and chief executive officer of Teleflex said, “While the Aerospace Segment outperformed and the Commercial Segment was in line with expectations, it was a tough first quarter for the Medical Segment. Business performance was impacted by operational issues created by unanticipated order patterns and the latter phases of our consolidation plans, combined with investment made for future growth. We expect improved business performance from the Medical Segment in the

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second quarter and remainder of the year as we better align capacity and orders and benefit from the impact of consolidations already completed.”

Commenting on the outlook for 2006, Black continued, “We remain comfortable with our view of earnings performance set earlier this year. For the year we continue to expect margin improvement year-over-year in all three segments, an increase in earnings, and continued strong cash flow from operations.”

The company expects diluted earnings per share from continuing operations before special charges and options expense for the full year 2006 to be in the range of $4.05 to $4.25. Special charges related to the 2004 restructuring plan are now expected to be in the range of 20 cents to 23 cents. Non-cash expense related to accounting for stock options is expected to be in the range of 12 cents to 14 cents. The company now expects cash flow from operations for the full year 2006 will approach $300 million.

First Quarter Business Segment Commentary

The following segment discussion excludes the impact of discontinued operations and items included in restructuring costs as disclosed in the condensed consolidated statements of income.

Total revenue during the first quarter of 2006 was $632.2 million, up 1 percent from $623.6 million in the first quarter of 2005. Revenue growth consisted of 4 percent from core growth offset by a 3 percent decline from currency exchange rates.

Commercial

Commercial Segment revenues increased $0.7 million in the first quarter of 2006 to $304.5 million from $303.8 million in the first quarter of 2005. The increase resulted from a 3 percent increase in core growth, offset by a 3 percent decrease from currency translation. The Segment benefited from sales of new products for the marine market including steering and engine controls, sales of alternative fuel systems and auxiliary power systems and sales of heavy-duty rigging and cable used in marine construction and the securing of oil platforms. This was partially offset by a decline in sales of Tier 1 automotive driver controls in the European market when compared to the prior year.

As anticipated, Commercial Segment operating profit declined 18 percent in the first quarter of 2006 to $20.4 million from $24.8 million in the first quarter of 2005. This decline reflects the impact of costs related to new product production for driver control products in the marine and industrial markets and the mix impact created by a wind down in sales and production of power sources used by the military and an increase in volume for lower-margin industrial and automotive products.

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Medical

Medical Segment revenues declined 3 percent to $203.1 million from $209.9 million in the first quarter of 2005. Modest increases in the contribution from new products were more than offset by a 3 percent decline due to currency translation, with core growth relatively flat. The Segment also saw lower volume for orthopedic specialty devices sold to medical device manufacturers and lower volume for surgical instruments for the hospital market as a result of temporary manufacturing disruptions at a key supplier.

Medical Segment operating profit declined 8 percent to $30.3 million from $32.9 million in the first quarter of 2005. Operating profit declined when compared to the prior year as a result of the impact of currency translation and costs associated with supporting future growth. These costs included the initial phases of an information systems implementation program, expanding Medical OEM capacity and operational inefficiencies resulting from consolidation of distribution to support sales expansion.

Aerospace

Aerospace Segment revenues increased 13 percent to $124.5 million from $109.9 million in the first quarter of 2005. Core growth of 13 percent was the result of double-digit percentage increases in all three principal businesses with the most significant increase in sales of wide-body cargo handling systems.

Aerospace Segment operating profit increased to $11.4 million from $2.0 million in the first quarter of 2005. Operating profit increased as a result of higher volume levels across the segment and the benefits of restructuring actions taken in 2005.

Discontinued Operations

For the first quarter, income from discontinued operations was $0.1 million or less than 1 cent per diluted share compared to income of $13.9 million or 34 cents per diluted share in the prior year. In the first quarter of 2005, results from discontinued operations included significant charges and a gain on sale of assets related to the restructuring and divestiture program.

Net Income

Net income for the first quarter was $29.1 million or 72 cents per diluted share. Net income of $38.7 million or 95 cents per diluted share in the first quarter of 2005 included significant one-time items related to the restructuring and divestiture program.

Dividend Increase

The company announced today that the Board of Directors has declared a quarterly cash dividend of 28.5 cents ($0.285) per share of common stock. This dividend represents a 14% increase over the dividend of 25 cents ($0.25) per share that was paid for the prior quarter. The dividend is

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payable June 15, 2006 to shareholders of record at the close of business on May 25, 2006. Teleflex has increased its cash dividend to shareholders in each of the 29 years since it began paying dividends in 1977.

Stock Repurchase Program

During the first quarter of 2006, Teleflex repurchased 279,400 shares of common stock to bring the cumulative number of shares repurchased under the plan announced in July 2005 to 969,500 at an aggregate price of $64.7 million.

Jeff Black continued, “Today’s significant double-digit dividend increase, combined with the investment in our stock repurchase program, is in line with our stated intentions to consistently return capital to shareholders.  To date, we have invested close to $65 million in our stock buyback program, and we have a remaining authorization of just over $75 million.  We believe that we are adding value through our strategic actions, and we plan to continue buying back shares as opportunities arise.”

  As previously announced, Teleflex will comment on its first quarter results on a conference call to be held Thursday, April 27, at 10:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying charts will be posted prior to the call. An audio replay will be available from April 27 until May 2 by calling 888-286-8010 (US/Canada) or 617-801-6888 (International) and enter Passcode # 43683247.

Additional Notes and Notes on Non-GAAP Financial Measures:
This press release addresses certain income measures which exclude the effect of restructuring and other costs associated with our restructuring and divestiture program, gain on sale of assets and stock option expense which may be considered non-GAAP financial measures. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, gain on sale of assets and stock option expense is set forth below.

	3 Months
	Continuing Operations
	2006			2005
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	29,000	$0.71	$24,865	$0.61
Special charges:
Restructuring and other costs		4,493		9,294
Income tax (benefit) on restructuring costs		(1,633)		(3,108)

Restructuring costs, net of tax		2,860	0.07	6,186	0.15
Gain on sale of assets		(643)
Income tax on gain on sale of assets		312

Gain on sale of assets, net of tax		(331)	(0.01)
Stock option expense		1,647
Income tax (benefit) on stock option expense		(322)

Stock option expense, net of tax		1,325	0.03

Income and diluted earnings per share excluding special charges, gain on sale of assets and options Expense	$	32,854	$0.81	$31,051	$0.76

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Certain financial information is presented on a rounded basis which may cause minor differences.

Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the comparable activity of divested companies within the most recent twelve-month period.

Teleflex at a Glance:
Teleflex is a diversified industrial company with 2005 annual revenues of $2.5 billion. The company designs, manufactures and distributes quality engineered products and services for the automotive, medical, aerospace, marine and industrial markets worldwide. Teleflex employs more than 20,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex, including a recent archived conference call with analysts and investors, can be obtained from the company’s website on the Internet at www.teleflex.com.

Caution Concerning Forward-looking information:
This press release contains forward-looking statements, including, but not limited to, statements relating to our business performance outlook for 2006; anticipated benefits from completed cost actions and consolidations; anticipated margin improvement, increase in earnings and continued strong cash flow from operations; forecasted 2006 diluted earnings per share from continuing operations excluding special charges and options expense; forecasted 2006 special charges related to restructuring and non-cash expense related to stock options; forecasted 2006 cash flow from operations; and plans regarding our stock repurchase program.   Actual results could differ materially from those in these forward-looking statements due to, among other things, unanticipated expenditures in connection with the effectuation of restructuring programs; costs and length of time required to comply with legal requirements applicable to certain aspects of the restructuring program; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; customer reaction to new programs; and other factors described in Teleflex’s filings with the Securities and Exchange Commission.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 26,		March 27,
	2006		2005
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$	632,167	$	623,600
Materials, labor and other product costs..................................................................		448,569		449,858

Gross profit..................................................................................................		183,598		173,742
Selling, engineering and administrative expenses.......................................................		123,119		116,347
Gain on sales of businesses and assets...................................................................		(643)		—
Restructuring costs...........................................................................................		4,493		7,294

Income from continuing operations before interest, taxes and minority interest.................		56,629		50,101
Interest expense.............................................................................................		9,945		11,615
Interest income.............................................................................................		(1,508)		(527)
Income from continuing operations before taxes and minority interest.............................		48,192		39,013
Taxes on income from continuing operations.............................................................		13,539		9,450

Income from continuing operations before minority interest............................................		34,653		29,563
Minority interest in consolidated subsidiaries, net of tax...............................................		5,653		4,698

Income from continuing operations......................................................................		29,000		24,865

Operating income from discontinued operations (including gain on disposal of $64 and $34,434, respectively)...........................................................................		145		21,368
Taxes on income from discontinued operations..........................................................		39		7,507

Income from discontinued operations......................................................................		106		13,861

Net income.....................................................................................................	$	29,106	$	38,726

Earnings per share:

Basic:
Income from continuing operations..................................................................		$0.72	$	0.61
Income from discontinued operations...............................................................	$	—	$	0.34

Net income...........................................................................................		$0.72	$	0.96

Diluted:
Income from continuing operations..................................................................		$0.71	$	0.61
Income from discontinued operations...............................................................	$	—	$	0.34

Net income...........................................................................................		$0.72	$	0.95

Dividends per share..........................................................................................		$0.25	$	0.22

Weighted average common shares outstanding:
Basic........................................................................................................		40,346		40,453
Diluted...................................................................................................		40,626		40,699

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 26,		December 25,
	2006		2005
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents.......................................... ................................	$	188,855	$	239,536
Accounts receivable, net........................................................ ...................		442,283		421,236
Inventories.......................................... ..................................................		416,895		404,271
Prepaid expenses................................................... ...............................		23,243		20,571
Deferred tax assets....................................................... .........................		50,711		51,470
Assets held for sale........................................................... ......................		14,853		16,899

Total current assets.......................................... ..................................		1,136,840		1,153,983
Property, plant and equipment, net...................................................................		436,597		447,816
Goodwill............................................................... ...................................		502,918		504,666
Intangibles and other assets..................................................................... .......		252,359		259,218
Investments in affiliates......................................................... .......................		28,008		24,666
Deferred tax assets................................................................. ...................		19,731		12,699

Total assets.......................................... ...........................................	$	2,376,453	$	2,403,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings....................................... ...........................................		$90,257	$	125,510
Accounts payable...................................................... ............................		215,422		206,548
Accrued expenses................................................... ...............................		177,504		206,231
Income taxes payable...................................................... .........................		65,658		46,222
Deferred tax liabilities.................................... ...........................................		342		408
Liabilities held for sale................................................... ............................		77		66

Total current liabilities........................... ...............................................		549,260		584,985
Long-term borrowings......................................................... .........................		500,185		505,272
Deferred tax liabilities.............................................. .....................................		40,466		50,535
Other liabilities...................................................... ..................................		103,782		102,782

Total liabilities........................... .......................................................		1,193,693		1,243,574

Minority interest in equity of consolidated subsidiaries..........................................		23,144		17,400
Commitments and contingencies
Shareholders’ equity............................................................... ......................		1,159,616		1,142,074

Total liabilities and shareholders’ equity.......................................... ...........	$	2,376,453	$	2,403,048

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 26,		March 27,
	2006		2005
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$	29,106	$	38,726
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations...........................................................		(106)		(13,861)
Depreciation expense..............................................................................		20,447		21,288
Amortization expense of intangible assets....................................................		3,459		3,785
Amortization expense of deferred financing costs...........................................		402		234
Stock-based compensation.......................................................................		1,647		—
Gain on sales of businesses and assets.............................................................		(643)		—
Impairment of long-lived assets................................................................		869		2,388
Minority interest in consolidated subsidiaries.................................................		5,653		4,698
Net change in operating assets and liabilities................................................		(24,864)		5,175

Net cash provided by operating activities from continuing operations..................		35,970		62,433

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................		—		16,000
Reduction in long-term borrowings...............................................................		(6,146)		(40,411)
Decrease in notes payable and current borrowings..............................................		(35,986)		(43,575)
Proceeds from stock compensation plans.........................................................		3,908		5,080
Payments to minority interest shareholders.......................................................		—		(3,920)
Purchases of treasury stock..........................................................................		(18,179)		—
Dividends.............................................................................................		(10,113)		(8,918)

Net cash used in financing activities from continuing operations..................		(66,516)		(75,744)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................		(14,200)		(13,470)
Payments for businesses acquired...................................................................		(4,334)		—
Proceeds from sales of businesses and assets.....................................................		968		86,920
Investments in affiliates...............................................................................		2,696		96
Working capital payment for divested business....................................................		(5,629)		—
Other...................................................................................................		(651)		(1,336)

Net cash provided by (used in) investing activities from continuing operations.......		(21,150)		72,210

Cash Flows from Discontinued Operations – 2005 Revised:
Net cash used in operating activities...............................................................		(692)		(6,921)
Net cash used in financing activities...............................................................		—		(76)
Net cash used in investing activities..................................................................		(22)		(839)

Net cash used in discontinued operations...................................................		(714)		(7,836)

Effect of exchange rate changes on cash and cash equivalents....................................		1,729		(1,612)

Net increase (decrease) in cash and cash equivalents................................................		(50,681)		49,451
Cash and cash equivalents at the beginning of the period.............................................		239,536		115,955

Cash and cash equivalents at the end of the period...................................................	$	188,855	$	165,406

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	March 26,		March 27,
	2006		2005
	(Dollars in thousands)
Revenues:
Commercial...................................................... ........................................	$	304,527	$	303,808
Medical............................................................... .....................................		203,121		209,901
Aerospace......................................................... ........................................		124,519		109,891

Total revenues............................................. ...........................................		632,167		623,600

Operating profit (1):
Commercial...................................................... ........................................		20,354		24,817
Medical............................................................... .....................................		30,261		32,872
Aerospace......................................................... ........................................		11,432		1,963

Segment operating profit........................................... ..................................		62,047		59,652
Less: Corporate expenses.................................................... .............................		7,221		6,955

Total operating profit................................................. ...............................		54,826		52,697
Gain on sales of businesses and assets................................................................ .......		(643)		—
Restructuring costs............................................................................... .............		4,493		7,294
Minority interest in consolidated subsidiaries (2).................................................. ........		(5,653)		(4,698)

Income from continuing operations before interest, taxes and minority interest..................	$	56,629	$	50,101

(1)	Total operating profit is defined as segment operating profit, which includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest, less unallocated corporate expenses. Gain on sales of businesses and assets, restructuring costs, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended March 26, 2006 and March 27, 2005, respectively.

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